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                                                                       EXHIBIT 5




                       [Letterhead of SEMCO Energy, Inc.]

                                  May 26, 2005

SEMCO Energy, Inc.
1411 Third Street, Suite A
Fort Huron, Michigan 48060

Re:      SEMCO Energy, Inc. Registration Statement on Form S-3

Ladies and Gentlemen:

     The arrangements for the registration statement on Form S-3 (the "Registration Statement") of SEMCO Energy, Inc., a Michigan corporation (the "Company") filed on the date hereof by the Company with the Securities and Exchange Commission (the "Commission"), have been taken under my supervision as Deputy General Counsel of the Company. The Registration Statement relates to the offer and sale by selling securityholders of up to 350,000 shares of the 5.00% Series B Convertible Cumulative Preferred Stock of the Company (the "Preferred Shares"), and the shares of the Company's common stock (the "Common Shares") issuable upon conversion of the Preferred Shares (the Common Shares and the Preferred Shares collectively being referred to as the "Offered Securities").

     This opinion is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Securities Act").

     In connection with this opinion, I have examined and relied upon originals or copies, certified or otherwise identified to my satisfaction, of: (1) the Registration Statement; (2) the Articles of Incorporation of the Company as restated June 25, 1999 and amendments thereto, as in effect the date hereof, and the Certificate of Designation of 5.00% Series B Convertible Cumulative Preferred Stock filed March 19, 2005, as in effect on the date hereof; (3) the Bylaws of the Company, as in effect on the date hereof; and (4) a copy of certain resolutions of the Board of Directors of the Company and a duly authorized committee thereof, relating to the issuance and sale of the Offered Securities and the registration of the Offered Securities and other matters. I have also examined originals or copies, certified or otherwise identified to my satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents as I have deemed necessary or appropriate as a basis for the opinions set forth herein.

     In my examination, I have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified, conformed, photostatic, electronic or facsimile copies and the authenticity of the originals of such documents. In making my examination of executed documents or documents to be executed, I have assumed that the parties thereto, other than the Company, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties, of such documents and that (except to the extent I have opined on such matters below) such documents constitute or will constitute valid and binding obligations of the parties thereto. As to any facts material to the opinions expressed herein which I have not independently established or verified, I have relied upon statements and representations of officers and other representatives of the Company and others.

     My opinion set forth below is limited to the laws of the State of Michigan that, in my experience, are normally applicable to transactions of the type contemplated by the Registration Statement and, to the


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extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as "Opined on Law"). I do not express any opinion with respect to the laws of any jurisdiction other than Opined on Law or as to the effect of any such non-Opined on Law on the opinions herein stated. The Offered Securities may be issued from time to time, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect.

     Based upon and subject to the foregoing and the limitations, qualifications, exceptions and assumptions set forth herein, I am of the opinion that:

     1. With respect to any Common Shares to be offered pursuant to the Registration Statement upon conversion of the Preferred Stock (the "Offered Common Shares"), when certificates representing the Offered Common Shares have been duly executed and delivered by the proper officers of the Company to the purchasers thereof in the manner contemplated in the Registration Statement, the Offered Common Shares will be legally issued, fully paid and nonassessable.

     2. With respect to the Preferred Shares to be resold pursuant to the Registration Statement, the Preferred Shares are legally issued, fully paid and nonassessable.

     I hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. I also consent to the reference to my name under the heading "Legal Matters" in the Registration Statement. In giving this consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission. This opinion is expressed as of the date hereof unless otherwise expressly stated, and I disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law.

                                            Very truly yours,

                                            /s/  Mark Prendeville
                                            ---------------------------------
                                            Mark Prendeville
                                            Deputy General Counsel